                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
                                                      Contact:
                                                      Samuel Cypert
                                                      313-792-6646

          MASCO CORPORATION REPORTS RECORD SALES AND EARNINGS FOR 2004
                   AND FORECASTS ANOTHER RECORD YEAR FOR 2005

                       MASCO CORPORATION 2004 HIGHLIGHTS:

      FULL-YEAR 2004

            - Net sales from continuing operations increased 14 percent to a record $12.1 billion.

            - Income from continuing operations was $2.35 per common share excluding the impact of a goodwill impairment charge and $2.04 per common share including the impairment charge.

            -     Free cash flow before dividends exceeded $1.1 billion.

            - The Company returned $1.2 billion to shareholders through share repurchases (31 million shares) and dividends.

            - The quarterly dividend was increased by 12.5 percent, the 46th consecutive year in which dividends have been increased.

            - The Company had $1.5 billion of cash and marketable securities at year-end.

      Taylor, Michigan (February 23, 2005) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the year ended December 31, 2004 increased 14 percent, primarily from organic growth, to a record $12.1 billion compared with $10.6 billion for 2003.

      Income from continuing operations for the year ended December 31, 2004 was $1,071 million or $2.35 per common share, excluding the impact of a goodwill impairment charge pertaining to certain European operations. Including the impact of this non-cash, after-tax goodwill impairment charge of $141 million, earnings from continuing operations were $930 million or $2.04 per common share.

      Results for the year ended December 31, 2004 benefited from strong organic sales growth partially offset by increases in commodity costs which were not recovered due to the delay in implementing selling price increases to customers, costs associated with the Sarbanes-Oxley Legislation and increased energy and freight costs. In addition, 2004 benefited from net gains related to the liquidation of a portion of the Company's financial investments and from income related to the Behr litigation.

      Fourth quarter of 2004 net sales from continuing operations increased 10 percent to over $3.0 billion compared with $2.8 billion in the 2003 fourth quarter. Income from continuing operations for the fourth quarter of 2004 was $247 million or $.55 per common share, excluding the non-cash, after-tax goodwill impairment charge of $141 million. Including such charge, income from continuing operations was $106 million or $.23 per common share.

      Results for the fourth quarter of 2004 benefited from pre-tax gains from the sale of financial investments of $40 million or $.06 per common share after tax partially offset by a pre-tax impairment charge of $21 million or $.03 per common stock after tax related to the Company's investment in Furniture Brands International common stock. Results also benefited from a reduction in the Company's tax rate related to the utilization of foreign tax credits generated in the fourth quarter on distributions of foreign earnings which benefited earnings by $.02 per common share.

      The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. During the fourth quarter of 2004, the Company completed the additional sale of three of these businesses: Alma Kuchen,
E. Missel and SKS Group.

      Including discontinued operations, net income for the 2004 fourth quarter increased to $246 million compared with $205 million for the 2003 fourth quarter, and earnings increased to $.55 per common share compared with $.43 per common share for the fourth quarter of 2003, excluding non-cash, after-tax goodwill impairment charges of $141 million and $113 million in 2004 and 2003, respectively. Including discontinued operations and the goodwill impairment charges, net income for the 2004 fourth quarter increased to $105 million compared with $92 million for the 2003 fourth quarter, and earnings increased to $.23 per common share compared with $.19 per common share for the fourth quarter of 2003.

      The Company believes, based on current business trends, that it will achieve record sales and earnings for 2005 with full-year earnings from continuing operations in a range of $2.40 to $2.50 per common share. The Company anticipates that first quarter 2005 earnings from continuing operations (seasonally the lowest quarter of the year) are expected to be in a range of $.44 to $.47 per common share, compared with first quarter 2004 earnings from continuing operations of $.52 per common share, which included $.03 per common share of income related to the Behr litigation and $.07 per common share of previously disclosed other income, principally net gains from the sale of financial investments. The Company's guidance reflects recent additional increases in commodity costs which the Company believes will not be offset with selling price increases until later in 2005.

      Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

      A conference call regarding items contained in this release is scheduled for Wednesday, February 23, 2005 at 1:00 p.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (719) 457-2632 (confirmation #8393274). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of all non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #8393274) approximately two hours after the end of the call and will continue through March 2, 2005.

      Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    # # # #

                                MASCO CORPORATION
     CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE MONTHS AND YEARS ENDED
                              12/31/04 AND 12/31/03

                                            (in millions, except per share data)


                                       Three Months Ended       Years Ended
                                          December 31,          December 31,
                                       ------------------   -------------------
                                         2004      2003       2004       2003
                                       --------  --------   ---------  --------
Net Sales                              $ 3,034   $ 2,768    $ 12,074   $ 10,571
Cost of Sales                            2,132     1,916       8,356      7,330
                                       -------   -------    --------   --------
      Gross Profit                         902       852       3,718      3,241
Selling, General and Administrative
   Expenses                                520       469       2,011      1,776
(Income) from Litigation Settlement          -        (1)        (30)       (72)
Goodwill Impairment Charge                 168        48         168         53
                                       -------   -------    --------   --------
      Operating Profit                     214       336       1,569      1,484
Other Income (Expense), Net                 (8)      (57)        (51)      (204)
                                       -------   -------    --------   --------
      Income from Continuing Operations
         before Income Taxes and
         Minority Interest                 206       279       1,518      1,280
Income Taxes                                95       120         569        477
                                       -------   -------    --------   --------
      Income from Continuing
         Operations before Minority
         Interest                          111       159         949        803
Minority Interest                            5         5          19         13
                                       -------   -------    --------   --------
      Income from Continuing
         Operations                        106       154         930        790
(Loss) Income from Discontinued
   Operations, Net of Income Taxes          (1)      (62)        (37)        16
                                       -------   -------    --------   --------

      Net Income                       $   105   $    92    $    893   $    806
                                       =======   =======    ========   ========

Earnings per Common Share (Diluted):
      Income from Continuing
         Operations                    $  0.23   $  0.32    $   2.04   $   1.61
      (Loss) Income from
         Discontinued Operations,
         Net of Income Taxes                 -     (0.13)      (0.08)      0.03
                                       -------   -------    --------   --------

      Net Income                       $  0.23   $  0.19    $   1.96   $   1.64
                                       =======   =======    ========   ========

Average Diluted Common Shares
  Outstanding                              451       481         456        491
                                       =======   =======    ========   ========

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has accounted for the 2003 dispositions (Baldwin Hardware, Weiser Lock and The Marvel Group), the 2004 dispositions of Jung Pumpen, The Alvic Group, Alma Kuchen, E. Missel and SKS Group and the remaining 2004 planned dispositions of certain other European businesses as discontinued operations.

FOURTH QUARTER 2004

- Net sales from continuing operations for the quarter increased 10 percent to over $3.0 billion, primarily from organic growth, with North American sales increasing eight percent and International sales increasing 17 percent. In local currencies, International sales increased seven percent compared with the fourth quarter of 2003. The Company's sales growth benefited from market share gains, new products and positive economic conditions impacting the new home construction and home improvement markets.

- Sales of assembled cabinets, installation services, windows and plumbing products were particularly strong in the quarter.

- Income from continuing operations for the quarter was $247 million (excluding a non-cash, after-tax charge of $141 million for goodwill impairment pertaining to certain European operations) compared with $196 million (excluding a non-cash, after-tax charge of $42 million for goodwill impairment pertaining to certain European operations) for the fourth quarter of 2003. Reported income from continuing operations, including the goodwill impairment charges, was $106 million and $154 million for the fourth quarter of 2004 and 2003, respectively.

- Excluding the charges for goodwill impairment in both periods, earnings from continuing operations were $.55 per common share for the fourth quarter of 2004 and $.41 per common share for the fourth quarter of 2003.

- Including the charges for goodwill impairment in both periods, earnings from continuing operations were $.23 per common share for the fourth quarter of 2004 and $.32 per common share for the fourth quarter of 2003.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2004 (CONTINUED)

- Expected results for the fourth quarter of 2004 were adversely impacted by lower than anticipated margins in the installation and other services segment as well as certain other businesses principally resulting from the time lag in implementing price increases related to material cost increases. As previously communicated the Company has experienced substantial cost increases for insulation over the past 16 months and significant cost increases as well for non-insulation products that the Company installs. Historically, the Company has generally been able to increase its selling prices to reflect certain material cost increases. However, the Company has not yet been able to increase selling prices to offset all such cost increases contributing to a decline in operating profit margin. In developing the previous fourth quarter guidance it was anticipated that margins would be in the range of 14.0 to 14.5 percent versus the 12.0 percent actually achieved in this segment.

- Results for the fourth quarter of 2004 benefited from pre-tax gains from the sale of financial investments of $40 million or $.06 per common share after tax partially offset by a pre-tax impairment charge of $21 million or $.03 per common share after tax related to the Company's investment in Furniture Brands International common stock. Results also benefited from a reduction in the Company's tax rate related to the utilization of foreign tax credits generated in the fourth quarter on distributions of foreign earnings which benefited earnings by $.02 per common share.

- In the fourth quarter of 2004, the Company repatriated cash related to accumulated earnings from certain of its foreign subsidiaries to the United States of approximately $500 million.

- The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. During the fourth quarter of 2004, the Company completed the additional sale of three of these businesses: Alma Kuchen, E. Missel and SKS Group.

- Sales to key retail customers in the quarter were comparable to the fourth quarter of 2003, partially reflecting the impact of adverse weather in certain parts of the country, which contributed to relatively slow sales of architectural coatings. The Company's other distribution channels experienced strong growth in the fourth quarter of 2004.

- Sales increases by segment, which were substantially all organic growth, in the 2004 fourth quarter versus the 2003 fourth quarter were:

            -     Cabinets and Related Products sales increased 12 percent;

            -     Plumbing Products sales increased 9 percent;

            -     Installation and Other Services sales increased 12 percent;

            -     Decorative Architectural Products sales increased 2 percent;
                  and

            -     Other Specialty Products sales increased 9 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2004 (CONTINUED)

- Gross margins were 29.7 percent in the fourth quarter of 2004 compared with 30.8 percent in the fourth quarter of 2003. Operating profit margins as reported were 7.1 percent in the fourth quarter of 2004 compared with
      12.1 percent in the fourth quarter of 2003. Excluding non-cash, pre-tax charges for goodwill impairment of $168 million in the fourth quarter of 2004 and $48 million in the fourth quarter of 2003 and pre-tax income related to the Behr litigation of $1 million in the fourth quarter of 2003, operating profit margins were 12.6 percent in the fourth quarter of 2004 compared with 13.8 percent in the fourth quarter of 2003.

- Results in the fourth quarter of 2004 include the positive impact of higher sales volume, which was offset by the negative effect of previously communicated increases in a number of operating expenses, including such items as certain commodity, freight, energy and other petroleum-based products, as well as costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley Legislation.

- SG&A expenses as a percent of sales, including general corporate expense, were 17.1 percent in the fourth quarter of 2004 and 16.9 percent in the fourth quarter of 2003. The increase was the result of higher general corporate expense.

- General corporate expense was 2.0 percent of sales in the fourth quarter of 2004 compared with 1.0 percent in the comparable period of 2003. The increase includes $8 million of incremental external costs and expenses (principally professional fees) associated with complying with the new requirements of the Sarbanes-Oxley Legislation, as well as $5 million of increased expense associated with stock options.

- The Company's tax rate, on income from continuing operations for the fourth quarter, excluding goodwill impairment charges and excluding the impact of the distribution of foreign earnings in 2004, was 36.6 percent in 2004 compared to 38.5 percent in the fourth quarter of 2003. The decrease results primarily from lower foreign taxes in the fourth quarter of 2004. The reported tax rates on income from continuing operations of
      46.1 percent and 43.0 percent for the fourth quarter of 2004 and 2003, respectively, principally reflect the impact of a lower tax benefit on goodwill impairment.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2004 (CONCLUDED)

- The Company's diluted common shares for purposes of calculating earnings per common share were 451 million for the fourth quarter of 2004 compared with 481 million for the fourth quarter of 2003.

FULL-YEAR 2004

- Net sales from continuing operations for 2004 increased 14 percent to $12.1 billion compared with $10.6 billion for 2003. North American sales increased 13 percent and International sales increased 21 percent. In local currencies, International sales increased 10 percent.

- Excluding the charges for goodwill impairment, earnings from continuing operations for 2004 were $2.35 per common share, compared with the Company's most recent guidance of $2.31 to $2.35 per common share, and $1.70 per common share for 2003.

- For the full-year 2004, income from continuing operations was $930 million compared with $790 million in 2003, including non-cash, after-tax charges for goodwill impairment of $141 million and $47 million in 2004 and 2003, respectively. Earnings from continuing operations were $2.04 per common share compared with $1.61 per common share in 2003, including the non-cash, after-tax charges for goodwill impairment.

- Sales of the Company's products continued strong in 2004 with low double-digit increases in internal sales growth of assembled cabinets, installation services, faucets, architectural coatings and vinyl and fiberglass windows and doors.

- For the full-year 2004, key retailer sales were approximately $3.7 billion, an increase of approximately 10 percent over $3.4 billion for 2003.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2004 (CONTINUED)

- Sales increases by segment, which were substantially all organic growth, for 2004 versus 2003 were:

            -     Cabinets and Related Products sales increased 14 percent;

            -     Plumbing Products sales increased 14 percent;

            -     Installation and Other Services sales increased 15 percent;

            -     Decorative Architectural Products sales increased 11 percent;
                  and

            -     Other Specialty Products sales increased 17 percent.

- Gross margins were 30.8 percent in 2004 compared with 30.7 percent in 2003. Operating profit margins as reported were 13.0 percent in 2004 compared with 14.0 percent in 2003. Excluding non-cash, pre-tax goodwill impairment charges of $168 million in 2004 and $53 million in 2003, income related to the Behr litigation of $30 million in 2004 and $72 million in 2003, accelerated benefit expense of $16 million in 2003 and the European charges of $54 million in 2003, operating profit margins were 14.1 percent in 2004 compared with 14.5 percent in 2003.

-     Full-year 2004 gross margins and operating margins include the effect of:

            - Increased commodity costs which were not offset due to the delay in implementing selling price increases;

            -     Increased energy and freight costs;

            - Stronger foreign currencies resulting in increased International sales which have lower margins;

            - Product mix and relatively higher sales in segments with somewhat lower margins;

            - Costs associated with complying with the new requirements of the Sarbanes-Oxley Legislation; and

            -     Increased expense associated with stock options.

- The Company's installation business continues to be constrained by the lack of adequate availability of fiberglass insulation. The high level of demand for fiberglass insulation as a result of the strength of the new residential construction market has outpaced the industry's capacity to produce additional product.

- SG&A expenses as a percent of sales, including general corporate expense, were 16.7 percent in 2004 compared with 16.8 percent in 2003.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2004 (CONTINUED)

-     General corporate expense was 1.6 percent of sales in 2004 compared with
      1.1 percent in 2003. The increase is primarily attributable to $34 million of incremental external costs and expenses (principally professional fees) associated with complying with the new requirements of the Sarbanes-Oxley Legislation, as well as $18 million of increased expense associated with stock options.

- The Company's tax rate on income from continuing operations, excluding goodwill impairment charges and excluding the impact of the distribution of foreign earnings in 2004, was 36.2 percent in 2004 and in 2003. The reported tax rates on income from continuing operations of 37.5 percent and 37.3 percent for 2004 and 2003, respectively, were adversely impacted by lower tax benefits on goodwill impairment charges recorded in the fourth quarter of both periods. The Company anticipates that its tax rate on income from continuing operations for 2005 will approximate 35 percent.

- Accounts receivable days at December 31, 2004 were 49 days compared with 53 days a year ago.

- Inventory days were 49 days at December 31, 2004 compared with 48 days at December 31, 2003.

- Accounts payable days at December 31, 2004 were 36 days compared with 35 days at December 31, 2003, as the Company continues to negotiate more favorable supplier terms.

- Working capital at December 31, 2004 (defined as accounts receivable and inventories less accounts payable) improved to 16.8 percent of sales from
      18.1 percent a year earlier.

- At the end of the year, the Company had a strong balance sheet, with $1.5 billion in cash and marketable securities and $2.0 billion in unused bank lines.

- In 2004, the Company generated approximately $330 million of cash from the net disposition of financial investments and $172 million net from the disposition of certain European businesses.

- Debt as a percent of total capital was 44 percent at December 31, 2004 compared with 43 percent at December 31, 2003.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2004 (CONTINUED)

- For the twelve months ended December 31, 2004 and December 31, 2003, return on invested capital was 12.0 percent and 11.1 percent, respectively. For the twelve months ended December 31, 2004 and December 31, 2003, return on invested capital (as reconciled) was 12.9 percent and
      11.3 percent, respectively.

- Capital expenditures including discontinued operations were $310 million or 2.5 percent of sales in 2004, compared with $271 million or 2.4 percent of sales in 2003. Depreciation and amortization was $237 million in 2004 compared with $244 million in 2003.

- The Company repurchased 31 million shares of its common stock during 2004, of which 4 million shares were repurchased in the fourth quarter. The Company had 17 million common shares remaining at December 31, 2004 under the December 2003 Board of Directors repurchase authorization of 50 million shares.

- In 2004, the Company returned $1.2 billion to shareholders through share repurchases (31 million shares) and dividends. In 2003, the Company returned $1.1 billion to shareholders through share repurchases (35 million shares) and dividends.

- The Company increased its quarterly dividend in 2004 by 12.5 percent from $.16 to $.18 per common share. The new quarterly dividend reflects the Company's favorable long-term outlook, strong balance sheet and cash flow and recent tax law changes, and makes 2004 the 46th consecutive year in which dividends have been increased.

- The Company's diluted common shares for purposes of calculating earnings per common share were 456 million for the year ended December 31, 2004 compared with 491 million for the year ended December 31, 2003.

- The Company's marketable securities at year-end had an aggregate cost basis and a market value of $227 million and $263 million, respectively, including unrealized gains of $36 million at December 31, 2004.

- The Company's free cash flow (defined as cash from operations less capital expenditures and before dividends) exceeded $1.1 billion in both 2004 and 2003.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR 2004 (CONCLUDED)

- The Company renegotiated its debt agreements with its banks and entered into a $2.0 billion five-year revolving credit agreement payable in November 2009. At December 31, 2004, there were no borrowings under this agreement.

- In December 2004, the Company completed an exchange of New Zero Coupon Notes ("New Notes") for its Old Zero Coupon Notes ("Old Notes") with over 99 percent of the Notes being exchanged by holders.

- The New Notes have substantially the same terms as the Old Notes, except upon conversion of the New Notes, the Company will pay the conversion price, to the accreted value of the Notes, in cash and any value greater than the accreted value will be settled in cash or shares of Company common stock, which substantially limits the potential dilution that had related to the Old Notes.

2005 OUTLOOK

- The Company believes that it will achieve further organic sales growth in 2005, and, based on current business trends, believes that it will achieve record sales and earnings for 2005 with full-year earnings from continuing operations expected to be at an all-time record in a range of $2.40 to $2.50 per common share.

- The Company's guidance is based on housing starts declining five percent from 2004 levels, share repurchases 12 million common shares, modest margin improvement reflecting selling price increases offsetting rising commodity costs and anticipated income from the sale of financial investments. The guidance also assumes no further significant commodity cost increases.

- The Company experienced greater-than-expected commodity cost increases in late 2004 which reduced expected gross margins in the fourth quarter. These higher costs are continuing in 2005 and will likely have an adverse impact on first half results. The Company is implementing additional price increases on a number of its products and believes by the end of the second quarter that most of these commodity cost increases will be largely offset.

      The Company believes that the impact of these recent cost increases and shortages of certain materials will reduce earnings by approximately $.05 to $.10 per common share in the first half of 2005, largely in the first quarter.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

2005 OUTLOOK (CONCLUDED)

- Based on current business trends, the Company anticipates that first quarter 2005 earnings from continuing operations (seasonally the lowest quarter of the year) reflecting higher commodity costs are expected to be in a range of $.44 to $.47 per common share, compared with first quarter 2004 earnings from continuing operations of $.52 per common share, which included $.03 per common share of income related to the Behr litigation and $.07 per common share of previously disclosed other income, principally net gains on the sale of financial investments.

- Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at January 1, 2005 are 449 million. This excludes the impact of any 2005 repurchases of common stock.

      Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # #

                      MASCO CORPORATION - 4TH QUARTER 2004

Page
----
  1    Condensed Statements of Income - 2004 & 2003 Quarters

  2    Notes to Condensed Statements of Income - 2004 & 2003 Quarters

  3    Sales by Segment and Geographic Area - Three Months Ended December 31, 2004 & 2003

  4    Sales by Segment and Geographic Area - Years Ended December 31, 2004 & 2003

  5    2004 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  6    2004 Quarterly Segment Data - Including Goodwill Impairment Charge

  7    2003 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  8    2003 Quarterly Segment Data - Including Goodwill Impairment Charge

  9    Other Income (Expense), Net -  2004 & 2003 Quarters

 10    Consolidated Statements of Income - Three Months Ended December 31, 2004 & 2003

 11    Consolidated Statements of Income - Years Ended December 31, 2004 & 2003

 12    Consolidated Balance Sheets

       GAAP Reconciliations:

 13         Sales Growth Excluding Effect of Acquisitions & Currency Translation

 14         Operating Profit and Margins

 15         Operating Profit and Shareholders' Equity

 16    Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                           2004 AND 2003 - BY QUARTER
                      RESTATED FOR DISCONTINUED OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                            2004
                                                                ---------------------------------------------------------------
                                                                  YEAR         QTR. 4       QTR. 3        QTR. 2        QTR. 1
                                                                --------      --------     --------      --------      --------
Net  Sales:
   - North America                                              $  9,879      $  2,450     $  2,627      $  2,531      $  2,271
   - International                                                 2,195           584          546           530           535
                                                                --------      --------     --------      --------      --------
   - Consolidated                                                 12,074         3,034        3,173         3,061         2,806

Cost of Sales                                                      8,356         2,132        2,182         2,087         1,955
                                                                --------      --------     --------      --------      --------
Gross Profit                                                       3,718           902          991           974           851
         (Gross Margin)                                             30.8%         29.7%        31.2%         31.8%         30.3%

S,G&A  Expense (before GCE, Fixed Asset (Gain) Loss &
   Benefit Expense (Income))                                       1,824           459          449           460           456
         (S,G&A Expense as a % of Sales)                            15.1%         15.1%        14.2%         15.0%         16.3%
                                                                --------      --------     --------      --------      --------
Operating Profit (before GCE, Fixed Asset (Gain) Loss,
   Litigation (Income), Benefit Expense (Income) & Goodwill
   Impairment Charge)                                              1,894           443          542           514           395
         (Operating Margin)                                         15.7%         14.6%        17.1%         16.8%         14.1%
   - North America                                                 1,639           390          478           442           329
         (Margin)                                                   16.6%         15.9%        18.2%         17.5%         14.5%
   - International                                                   255            53           64            72            66
         (Margin)                                                   11.6%          9.1%        11.7%         13.6%         12.3%

General Corporate Expense (GCE)                                      194            60           53            45            36

S,G&A  Expense as a % of Sales
   (including GCE, Fixed Asset (Gain) Loss & Benefit
   Expense (Income))                                                16.7%         17.1%        15.8%         16.5%         17.3%

(Gain) Loss on Sale of Corporate Fixed Assets, Net                    (7)            1            -            (1)           (7)

(Income) Regarding Litigation Settlement                             (30)            -           (2)           (7)          (21)

Accelerated Benefit Expense (Income), Net                              -             -            -             -             -

Goodwill Impairment Charge                                           168           168            -             -             -
                                                                --------      --------     --------      --------      --------
Operating Profit per F/S                                        $  1,569      $    214     $    491      $    477      $    387
                                                                ========      ========     ========      ========      ========
Earnings per Common Share (Diluted):

   Income from Continuing Operations                            $   2.04      $   0.23     $   0.64      $   0.65      $   0.52

   (Loss) Income From Discontinued Operations                      (0.08)            -         0.16         (0.07)        (0.16)
                                                                --------      --------     --------      --------      --------
   Net Income                                                   $   1.96      $   0.23     $   0.80      $   0.58      $   0.36
                                                                ========      ========     ========      ========      ========
                                                                                             2003
                                                                ----------------------------------------------------------------
                                                                  YEAR         QTR. 4        QTR. 3       QTR. 2        QTR. 1
                                                                --------      --------     --------      --------      --------
Net  Sales:
   - North America                                              $  8,763      $  2,269     $  2,369      $  2,198      $  1,927
   - International                                                 1,808           499          454           430           425
                                                                --------      --------     --------      --------      --------
   - Consolidated                                                 10,571         2,768        2,823         2,628         2,352

Cost of Sales                                                      7,330         1,916        1,949         1,821         1,644
                                                                --------      --------     --------      --------      --------
Gross Profit                                                       3,241           852          874           807           708
         (Gross Margin)                                             30.7%         30.8%        31.0%         30.7%         30.1%

S,G&A  Expense (before GCE, Fixed Asset (Gain) Loss &
   Benefit Expense (Income))                                       1,648           442          426           409           371
         (S,G&A Expense as a % of Sales)                            15.6%         16.0%        15.1%         15.6%         15.8%
                                                                --------      --------     --------      --------      --------
Operating Profit (before GCE, Fixed Asset (Gain) Loss,
   Litigation (Income), Benefit Expense (Income) & Goodwill
   Impairment Charge)                                              1,593           410          448           398           337
         (Operating Margin)                                         15.1%         14.8%        15.9%         15.1%         14.3%
   - North America                                                 1,433           353          431           373           276
         (Margin)                                                   16.4%         15.6%        18.2%         17.0%         14.3%
   - International                                                   160            57           17            25            61
         (Margin)                                                    8.8%         11.4%         3.7%          5.8%         14.4%

General Corporate Expense (GCE)                                      115            27           31            29            28

S,G&A  Expense as a % of Sales
   (including GCE, Fixed Asset (Gain) Loss & Benefit
   Expense (Income))                                                16.8%         16.9%        16.1%         16.5%         17.9%

(Gain) Loss on Sale of Corporate Fixed Assets, Net                    (3)            -           (3)            -             -

(Income) Regarding Litigation Settlement                             (72)           (1)         (58)            -           (13)

Accelerated Benefit Expense (Income), Net                             16             -            -            (5)           21

Goodwill Impairment Charge                                            53            48            5             -             -
                                                                --------      --------     --------      --------      --------
Operating Profit per F/S                                        $  1,484      $    336     $    473      $    374      $    301
                                                                ========      ========     ========      ========      ========
Earnings per Common Share (Diluted):

   Income from Continuing Operations                            $   1.61      $   0.32     $   0.53      $   0.44      $   0.30

   (Loss) Income From Discontinued Operations                       0.03         (0.13)        0.13          0.02          0.01
                                                                --------      --------     --------      --------      --------
   Net Income                                                   $   1.64      $   0.19     $   0.65      $   0.46      $   0.32
                                                                ========      ========     ========      ========      ========

SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                           2004 AND 2003 - BY QUARTER
                      RESTATED FOR DISCONTINUED OPERATIONS

NOTES:

- Operating results exclude 2004 planned dispositions as well as operations which were sold in 2004 and 2003, all of which are treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Operating results for the fourth quarter of 2004 reflect a non-cash, pre-tax charge for goodwill impairment of $168 million ($141 million or $.31 per common share, after tax).

- Income from discontinued operations in the third quarter of 2004 includes a $108 million pre-tax gain, net ($.21 per common share, after tax) from the sale of two businesses.

- Income (loss) from discontinued operations in the first, second and third quarters of 2004 includes pre-tax charges of $64 million ($.16 per common share, after tax), $44 million ($.10 per common share, after tax) and $31 million ($.07 per common share, after tax), respectively.

- Operating results for the fourth quarter of 2003 reflect a non-cash, pre-tax charge for goodwill impairment of $48 million ($.09 per common share, after tax).

- (Loss) from discontinued operations in the fourth quarter of 2003 includes a non-cash, after-tax charge for goodwill impairment of $71 million ($.15 per common share).

- Operating results in 2003 reflect non-cash, pre-tax charges of $50 million ($.08 per common share, after tax) for a European business unit in the Decorative Architectural Products segment, and $4 million ($.01 per common share, after tax) for a European business unit in the Plumbing Products segment.

- Income from discontinued operations in the third quarter of 2003 includes an after-tax net gain from the sale of the Company's Baldwin, Weiser and Marvel businesses totaling $53 million ($.11 per common share).

- As previously disclosed, certain benefits were accelerated and expensed (due to the unexpected passing of the Company's President) in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income related to this liability as the obligation was marked to market, based on the Company's stock price, at the end of each reporting period. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Per common share amounts for the four quarters of 2004 and 2003 may not total to the per common share amount for the respective year due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                   THREE MONTHS ENDED DECEMBER 31, 2004 & 2003
                              (DOLLARS IN MILLIONS)

                                     Three Months Ended
                                        December 31,       4th Qtr '04
                                     ------------------        vs.
                                      2004       2003      4th Qtr '03
                                     -------    -------    -----------
Cabinets & Related Products          $   857    $   765      +    12%
Plumbing Products                        758        694      +     9%
Installation & Other Services            718        642      +    12%
Decorative Architectural Products        356        350      +     2%
Other Specialty Products                 345        317      +     9%
                                     -------    -------
     Total                           $ 3,034    $ 2,768      +    10%
                                     =======    =======

North America                        $ 2,450    $ 2,269      +     8%
International, principally Europe        584        499      +    17%
                                     -------    -------
     Total, as above                 $ 3,034    $ 2,768      +    10%
                                     =======    =======

NOTES:

-     Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased 9 percent, North American net sales increased 8 percent and International net sales increased 17 percent (see page 13 for the GAAP reconciliation).

- International sales in local currencies increased 7 percent compared with the fourth quarter of 2003 (see page 13 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                      YEARS ENDED DECEMBER 31, 2004 & 2003
                              (DOLLARS IN MILLIONS)

                                     Years Ended December 31,      2004
                                     ------------------------       vs.
                                       2004        2003            2003
                                     --------    --------        --------
Cabinets & Related Products          $  3,289    $  2,879         +    14%
Plumbing Products                       3,057       2,684         +    14%
Installation & Other Services           2,771       2,411         +    15%
Decorative Architectural Products       1,610       1,449         +    11%
Other Specialty Products                1,347       1,148         +    17%
                                     --------    --------
     Total                           $ 12,074    $ 10,571         +    14%
                                     ========    ========

North America                        $  9,879    $  8,763         +    13%
International, principally Europe       2,195       1,808         +    21%
                                     --------    --------
     Total, as above                 $ 12,074    $ 10,571         +    14%
                                     ========    ========

NOTES:

-     Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased 14 percent, North American net sales increased 12 percent and International net sales increased 21 percent (see page 13 for the GAAP reconciliation).

- International sales in local currencies increased 10 percent compared with 2003 (see page 13 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                         Year        Qtr. 4      Qtr. 3      Qtr. 2      Qtr. 1
                                                       --------     -------     -------     -------     -------
Net Sales:
     - Cabinets and Related Products                   $  3,289     $   857     $   856     $   797     $   779
     - Plumbing Products                                  3,057         758         775         785         739
     - Installation and Other Services                    2,771         718         737         686         630
     - Decorative Architectural Products                  1,610         356         433         451         370
     - Other Specialty Products                           1,347         345         372         342         288
                                                       --------     -------     -------     -------     -------
     - TOTAL                                             12,074       3,034       3,173       3,061       2,806
                                                       ========     =======     =======     =======     =======
     - North America                                      9,879       2,450       2,627       2,531       2,271
     - International, principally Europe                  2,195         584         546         530         535
                                                       --------     -------     -------     -------     -------
     - TOTAL, AS ABOVE                                   12,074       3,034       3,173       3,061       2,806
                                                       ========     =======     =======     =======     =======
Operating Profit:
     - Cabinets and Related Products                        552         156         150         137         109
     - Plumbing Products                                    395          81         101         117          96
     - Installation and Other Services                      358          86         103          88          81
     - Decorative Architectural Products                    331          64         102         101          64
     - Other Specialty Products                             258          56          86          71          45
                                                       --------     -------     -------     -------     -------
     - TOTAL                                              1,894         443         542         514         395
                                                       ========     =======     =======     =======     =======
     - North America                                      1,639         390         478         442         329
     - International, principally Europe                    255          53          64          72          66
                                                       --------     -------     -------     -------     -------
     - TOTAL, AS ABOVE                                    1,894         443         542         514         395
                                                       ========     =======     =======     =======     =======
General Corporate Expense (GCE)                             194          60          53          45          36
(Gain) Loss on Sale of Corporate Fixed Assets, Net           (7)          1           -          (1)         (7)
(Income) Regarding Litigation Settlement                    (30)          -          (2)         (7)        (21)
                                                       --------     -------     -------     -------     -------
Operating Profit (after GCE and Adjustments)              1,737         382         491         477         387
Other Income (Expense), Net                                 (51)         (8)        (31)        (11)         (1)
                                                       --------     -------     -------     -------     -------
Income from Continuing Operations Before
     Income Taxes and Minority Interest                $  1,686     $   374     $   460     $   466     $   386
                                                       ========     =======     =======     =======     =======
Margins:
     - Cabinets and Related Products                       16.8%       18.2%       17.5%       17.2%       14.0%
     - Plumbing Products                                   12.9%       10.7%       13.0%       14.9%       13.0%
     - Installation and Other Services                     12.9%       12.0%       14.0%       12.8%       12.9%
     - Decorative Architectural Products                   20.6%       18.0%       23.6%       22.4%       17.3%
     - Other Specialty Products                            19.2%       16.2%       23.1%       20.8%       15.6%
     - TOTAL                                               15.7%       14.6%       17.1%       16.8%       14.1%

     - North America                                       16.6%       15.9%       18.2%       17.5%       14.5%
     - International, principally Europe                   11.6%        9.1%       11.7%       13.6%       12.3%
     - TOTAL, AS ABOVE                                     15.7%       14.6%       17.1%       16.8%       14.1%

NOTES:

-     Data exclude discontinued operations.

- Operating results for the fourth quarter of 2004 exclude a non-cash, pre-tax charge for goodwill impairment of $168 million. The charge related to certain of the Company's European business units and was allocated among the Cabinets and Related Products segment ($56 million); Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                         Year        Qtr. 4      Qtr. 3      Qtr. 2      Qtr. 1
                                                       --------     -------     -------     -------     -------
Net Sales:
     - Cabinets and Related Products                   $  3,289     $   857     $   856     $   797     $   779
     - Plumbing Products                                  3,057         758         775         785         739
     - Installation and Other Services                    2,771         718         737         686         630
     - Decorative Architectural Products                  1,610         356         433         451         370
     - Other Specialty Products                           1,347         345         372         342         288
                                                       --------     -------     -------     -------     -------
     - TOTAL                                             12,074       3,034       3,173       3,061       2,806
                                                       ========     =======     =======     =======     =======
     - North America                                      9,879       2,450       2,627       2,531       2,271
     - International, principally Europe                  2,195         584         546         530         535
                                                       --------     -------     -------     -------     -------
     - TOTAL, AS ABOVE                                   12,074       3,034       3,173       3,061       2,806
                                                       ========     =======     =======     =======     =======
Operating Profit:
     - Cabinets and Related Products                        496         100         150         137         109
     - Plumbing Products                                    370          56         101         117          96
     - Installation and Other Services                      358          86         103          88          81
     - Decorative Architectural Products                    269           2         102         101          64
     - Other Specialty Products                             233          31          86          71          45
                                                       --------     -------     -------     -------     -------
     - TOTAL                                              1,726         275         542         514         395
                                                       ========     =======     =======     =======     =======
     - North America                                      1,639         390         478         442         329
     - International, principally Europe                     87        (115)         64          72          66
                                                       --------     -------     -------     -------     -------
     - TOTAL, AS ABOVE                                    1,726         275         542         514         395
                                                       ========     =======     =======     =======     =======
General Corporate Expense (GCE)                             194          60          53          45          36

(Gain) Loss on Sale of Corporate Fixed Assets, Net           (7)          1           -          (1)         (7)

(Income) Regarding Litigation Settlement                    (30)          -          (2)         (7)        (21)
                                                       --------     -------     -------     -------     -------
Operating Profit (after GCE and Adjustments)              1,569         214         491         477         387

Other Income (Expense), Net                                 (51)         (8)        (31)        (11)         (1)
                                                       --------     -------     -------     -------     -------
Income from Continuing Operations Before Income
     Taxes and Minority Interest                       $  1,518     $   206     $   460     $   466     $   386
                                                       ========     =======     =======     =======     =======
Margins:
     - Cabinets and Related Products                       15.1%       11.7%       17.5%       17.2%       14.0%
     - Plumbing Products                                   12.1%        7.4%       13.0%       14.9%       13.0%
     - Installation and Other Services                     12.9%       12.0%       14.0%       12.8%       12.9%
     - Decorative Architectural Products                   16.7%        0.6%       23.6%       22.4%       17.3%
     - Other Specialty Products                            17.3%        9.0%       23.1%       20.8%       15.6%
     - TOTAL                                               14.3%        9.1%       17.1%       16.8%       14.1%

     - North America                                       16.6%       15.9%       18.2%       17.5%       14.5%
     - International, principally Europe                    4.0%      -19.7%       11.7%       13.6%       12.3%
     - TOTAL, AS ABOVE                                     14.3%        9.1%       17.1%       16.8%       14.1%

NOTES:

-     Data exclude discontinued operations.

- Operating results for the fourth quarter of 2004 include a non-cash, pre-tax charge for goodwill impairment of $168 million. The charge related to certain of the Company's European business units and was allocated among the Cabinets and Related Products segment ($56 million); Plumbing Products segment ($25 million); Decorative Architectural Products segment ($62 million); and Other Specialty Products segment ($25 million).

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gain) loss on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2003
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                     Year           Qtr. 4          Qtr. 3          Qtr. 2          Qtr. 1
                                                   --------        --------        --------        --------        --------
Net Sales:
    - Cabinets and Related Products                $  2,879        $    765        $    761        $    695        $    658
    - Plumbing Products                               2,684             694             692             675             623
    - Installation and Other Services                 2,411             642             642             585             542
    - Decorative Architectural Products               1,449             350             418             393             288
    - Other Specialty Products                        1,148             317             310             280             241
                                                   --------        --------        --------        --------        --------
    - TOTAL                                          10,571           2,768           2,823           2,628           2,352
                                                   ========        ========        ========        ========        ========

    - North America                                   8,763           2,269           2,369           2,198           1,927
    - International, principally Europe               1,808             499             454             430             425
                                                   --------        --------        --------        --------        --------
    - TOTAL, AS ABOVE                                10,571           2,768           2,823           2,628           2,352
                                                   ========        ========        ========        ========        ========

Operating Profit:
    - Cabinets and Related Products                     441             127             122             110              82
    - Plumbing Products                                 360              83              96              95              86
    - Installation and Other Services                   368              93             110              88              77
    - Decorative Architectural Products                 215              48              57              55              55
    - Other Specialty Products                          209              59              63              50              37
                                                   --------        --------        --------        --------        --------
    - TOTAL                                           1,593             410             448             398             337
                                                   ========        ========        ========        ========        ========

    - North America                                   1,433             353             431             373             276
    - International, principally Europe                 160              57              17              25              61
                                                   --------        --------        --------        --------        --------
    - TOTAL, AS ABOVE                                 1,593             410             448             398             337
                                                   ========        ========        ========        ========        ========

General Corporate Expense (GCE)                         115              27              31              29              28

(Gain) on Sale of Corporate Fixed Assets, Net            (3)              -              (3)              -               -

(Income) Regarding Litigation Settlement                (72)             (1)            (58)              -             (13)

Accelerated Benefit Expense (Income), Net                16               -               -              (5)             21
                                                   --------        --------        --------        --------        --------
Operating Profit (after GCE and Adjustments)          1,537             384             478             374             301

Other Income (Expense), Net                            (204)            (57)            (60)            (33)            (54)
                                                   --------        --------        --------        --------        --------
Income from Continuing Operations Before
    Income Taxes and Minority Interest             $  1,333        $    327        $    418        $    341        $    247
                                                   ========        ========        ========        ========        ========

Margins:
    - Cabinets and Related Products                    15.3%           16.6%           16.0%           15.8%           12.5%
    - Plumbing Products                                13.4%           12.0%           13.9%           14.1%           13.8%
    - Installation and Other Services                  15.3%           14.5%           17.1%           15.0%           14.2%
    - Decorative Architectural Products                14.8%           13.7%           13.6%           14.0%           19.1%
    - Other Specialty Products                         18.2%           18.6%           20.3%           17.9%           15.4%
    - TOTAL                                            15.1%           14.8%           15.9%           15.1%           14.3%

    - North America                                    16.4%           15.6%           18.2%           17.0%           14.3%
    - International, principally Europe                 8.8%           11.4%            3.7%            5.8%           14.4%
    - TOTAL, AS ABOVE                                  15.1%           14.8%           15.9%           15.1%           14.3%

NOTES:

-     Data exclude discontinued operations.

- Operating results for the fourth quarter of 2003 exclude a non-cash, pre-tax charge for goodwill impairment of $48 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($17 million) and the Other Specialty Products segment ($31 million). Operating results in the third quarter of 2003 exclude a $5 million charge for the impairment of goodwill related to a business unit in the Decorative Architectural Products segment.

- Operating results in 2003 reflect non-cash, pre-tax charges of $50 million ($.08 per common share, after tax) for a European business unit in the Decorative Architectural Products segment; and $4 million ($.01 per common share, after tax) for a European business unit in the Plumbing Products segment.

- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement, accumulated benefit (income) expense, net and (gain) on sale of Corporate fixed assets, net.

                               MASCO CORPORATION
                         QUARTERLY SEGMENT DATA - 2003
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                             (DOLLARS IN MILLIONS)

                                                     Year           Qtr. 4          Qtr. 3          Qtr. 2          Qtr. 1
                                                   --------        --------        --------        --------        --------
Net Sales:
    - Cabinets and Related Products                $  2,879        $    765        $    761        $    695        $    658
    - Plumbing Products                               2,684             694             692             675             623
    - Installation and Other Services                 2,411             642             642             585             542
    - Decorative Architectural Products               1,449             350             418             393             288
    - Other Specialty Products                        1,148             317             310             280             241
                                                   --------        --------        --------        --------        --------
    - TOTAL                                          10,571           2,768           2,823           2,628           2,352
                                                   ========        ========        ========        ========        ========

    - North America                                   8,763           2,269           2,369           2,198           1,927
    - International, principally Europe               1,808             499             454             430             425
                                                   --------        --------        --------        --------        --------
    - TOTAL, AS ABOVE                                10,571           2,768           2,823           2,628           2,352
                                                   ========        ========        ========        ========        ========

Operating Profit:
    - Cabinets and Related Products                     441             127             122             110              82
    - Plumbing Products                                 343              66              96              95              86
    - Installation and Other Services                   368              93             110              88              77
    - Decorative Architectural Products                 210              48              52              55              55
    - Other Specialty Products                          178              28              63              50              37
                                                   --------        --------        --------        --------        --------
    - TOTAL                                           1,540             362             443             398             337
                                                   ========        ========        ========        ========        ========

    - North America                                   1,433             353             431             373             276
    - International, principally Europe                 107               9              12              25              61
                                                   --------        --------        --------        --------        --------
    - TOTAL, AS ABOVE                                 1,540             362             443             398             337
                                                   ========        ========        ========        ========        ========

General Corporate Expense (GCE)                         115              27              31              29              28

(Gain) on Sale of Corporate Fixed Assets, Net            (3)              -              (3)              -               -

(Income) Regarding Litigation Settlement                (72)             (1)            (58)              -             (13)

Accelerated Benefit Expense (Income), Net                16               -               -              (5)             21
                                                   --------        --------        --------        --------        --------
Operating Profit (after GCE and Adjustments)          1,484             336             473             374             301

Other Income (Expense), Net                            (204)            (57)            (60)            (33)            (54)
                                                   --------        --------        --------        --------        --------
Income from Continuing Operations Before
    Income Taxes and Minority Interest             $  1,280        $    279        $    413        $    341        $    247
                                                   ========        ========        ========        ========        ========

Margins:
    - Cabinets and Related Products                    15.3%           16.6%           16.0%           15.8%           12.5%
    - Plumbing Products                                12.8%            9.5%           13.9%           14.1%           13.8%
    - Installation and Other Services                  15.3%           14.5%           17.1%           15.0%           14.2%
    - Decorative Architectural Products                14.5%           13.7%           12.4%           14.0%           19.1%
    - Other Specialty Products                         15.5%            8.8%           20.3%           17.9%           15.4%
    - TOTAL                                            14.6%           13.1%           15.7%           15.1%           14.3%

    - North America                                    16.4%           15.6%           18.2%           17.0%           14.3%
    - International, principally Europe                 5.9%            1.8%            2.6%            5.8%           14.4%
    - TOTAL, AS ABOVE                                  14.6%           13.1%           15.7%           15.1%           14.3%

NOTES:

-     Data exclude discontinued operations.

- Operating results for the fourth quarter of 2003 reflect a non-cash, pre-tax charge for goodwill impairment of $48 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($17 million) and the Other Specialty Products segment ($31 million). Operating results for the third quarter of 2003 include a $5 million charge for the impairment of goodwill related to a business unit in the Decorative Architectural Products segment.

- Operating results in 2003 reflect non-cash, pre-tax charges of $50 million ($.08 per common share, after tax) for a European business unit in the Decorative Architectural Products segment; and $4 million ($.01 per common share, after tax) for a European business unit in the Plumbing Products segment.

- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement, accumulated benefit (income) expense, net and (gain) on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                             2004 AND 2003 QUARTERS
                                  (IN MILLIONS)

                                                                                         2004
                                                                ------------------------------------------------------
                                                                 YEAR       QTR. 4      QTR. 3      QTR. 2      QTR. 1
                                                                ------      ------      ------      ------      ------
Interest Expense                                                $ (217)     $  (57)     $  (55)     $  (52)     $  (53)
Income from Cash and Cash Investments                               11           5           3           1           2
Other Interest Income                                                6           1           2           1           2
Realized Gains from the Sale of Financial Investments, Net          92          40           9          14          29
Dividend Income                                                     27           5           8           7           7
Loss on Early Retirement of Debt                                     -           -           -           -           -
Gain from Sale of Equity Investment                                  -           -           -           -           -
Impairment Charge for Investments                                  (21)        (21)          -           -           -
Other, Net                                                          51          19           2          18          12
                                                                ------      ------      ------      ------      ------
Total Other Income (Expense), Net                               $  (51)     $   (8)     $  (31)     $  (11)     $   (1)
                                                                ======      ======      ======      ======      ======
                                                                                         2003
                                                                ------------------------------------------------------
                                                                 YEAR       QTR. 4      QTR. 3      QTR. 2      QTR. 1
                                                                ------      ------      ------      ------      ------
Interest Expense                                                $ (261)     $  (60)     $  (67)     $  (67)     $  (67)
Income from Cash and Cash Investments                                8           2           2           2           2
Other Interest Income                                                8           3           2           1           2
Realized Gains from the Sale of Financial Investments, Net          40           7          13          13           7
Dividend Income                                                     25           6           6           6           7
Loss on Early Retirement of Debt                                    (7)         (4)         (3)          -           -
Gain from Sale of Equity Investment                                  5           -           -           5           -
Impairment Charge for Investments                                  (19)        (10)         (9)          -           -
Other, Net                                                          (3)         (1)         (4)          7          (5)
                                                                ------      ------      ------      ------      ------
Total Other Income (Expense), Net                               $ (204)     $  (57)     $  (60)     $  (33)     $  (54)
                                                                ======      ======      ======      ======      ======

NOTES:

-     Data exclude discontinued operations.

- Other, net, includes principally the monetization and disposition of other non-operating assets, including a $5 million gain from the sale of non-operating assets in the second quarter of 2004 and $15 million and $26 million of realized currency gains for the three months and twelve months ended December 31, 2004, respectively.

- The impairment charge recognized in the fourth quarter of 2004 relates to the Company's investment in Furniture Brands International common stock.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 & 2003
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                Three Months Ended        As a Percent of Sales
                                                                                   December 31,         3 Months Ended December 31,
                                                                              -----------------------   ---------------------------
                                                                        %
   Line                                                               Change     2004         2003           2004          2003
----------                                                            ------  ----------   ----------       -----         -----
 1     Net Sales                                                        10%   $    3,034   $    2,768       100.0%        100.0%

 2     Cost of Sales                                                    11%        2,132        1,916        70.3%         69.2%
                                                                              ----------   ----------       -----         -----
 3     Gross Profit                                                      6%          902          852        29.7%         30.8%
                                                                              ----------   ----------       -----         -----
       Operating Profit:

 4      - Before GCE, Litigation (Income), Loss on Sale of
          Fixed Assets and Goodwill Impairment Charge (3-8)              8%          443          410        14.6%         14.8%

 5      - After GCE, Litigation (Income), Loss on Sale of
          Fixed Assets and Goodwill Impairment Charge (3-9-10-11)      -36%          214          336         7.1%         12.1%
                                                                              ----------   ----------       -----         -----
       S,G&A Expense:

 6      - General Corporate Expense (GCE)                              122%           60           27         2.0%          1.0%

 7      - Loss on Sale of Corporate Fixed Assets, Net                                  1            -         0.0%          0.0%

 8      - All Other                                                      4%          459          442        15.1%         16.0%
                                                                              ----------   ----------       -----         -----
 9      - Total S,G&A Expense                                           11%          520          469        17.1%         16.9%
                                                                              ----------   ----------       -----         -----
10     Goodwill Impairment Charge                                      250%          168           48         5.5%          1.7%

11     (Income) Regarding Litigation Settlement                                        -           (1)        0.0%          0.0%

12     Other Income (Expense), Net                                     -86%           (8)         (57)       -0.3%         -2.1%

13     Income from Continuing Operations Before Income Taxes
          and Minority Interest (5+12)                                 -26%          206          279         6.8%         10.1%

14     Income Taxes                                                    -21%           95          120         3.1%          4.3%
          (Tax Rate)                                                                46.1%        43.0%
                                                                              ----------   ----------       -----         -----
15     Income from Continuing Operations Before Minority Interest      -30%          111          159         3.7%          5.7%

16     Minority Interest                                                              (5)          (5)       -0.2%         -0.2%
                                                                              ----------   ----------       -----         -----
17     Income from Continuing Operations                               -31%          106          154         3.5%          5.6%

18     (Loss) from Discontinued Operations, Net of Income Taxes                       (1)         (62)        0.0%         -2.2%
                                                                              ----------   ----------       -----         -----
19     Net Income                                                       14%   $      105   $       92         3.5%          3.3%
                                                                              ==========   ==========       =====         =====

       Earnings Per Common Share (Diluted):

            Income from Continuing Operations                          -28%   $     0.23   $     0.32
            (Loss) from Discontinued Operations, Net of Income Taxes                   -        (0.13)
                                                                              ----------   ----------
            Net Income                                                  22%   $     0.23   $     0.19
                                                                              ==========   ==========

       Average (Diluted) Common Shares                                  -6%          451          481

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE YEARS ENDED DECEMBER 31, 2004 & 2003
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                             Years Ended                As a Percent of Sales
                                                                             December 31,             Years Ended December 31,
                                                                        -----------------------       ------------------------
                                                                  %
   Line                                                         Change     2004         2003          2004                2003
----------                                                      ------  ----------   ----------       -----              -----
 1     Net Sales                                                  14%   $   12,074   $   10,571       100.0%             100.0%

 2     Cost of Sales                                              14%        8,356        7,330        69.2%              69.3%
                                                                        ----------   ----------       -----              -----
 3     Gross Profit                                               15%        3,718        3,241        30.8%              30.7%
                                                                        ----------   ----------       -----              -----
       Operating Profit:

 4      - Before GCE, Litigation (Income), (Gain) on Sale of
          Fixed Assets, Accelerated Benefit Expense and
          Goodwill Impairment Charge (3-9)                        19%        1,894        1,593        15.7%              15.1%

 5      - After GCE, Litigation (Income), (Gain) on Sale of
          Fixed Assets, Accelerated Benefit Expense and
          Goodwill Impairment Charge (3-10-11-12)                  6%        1,569        1,484        13.0%              14.0%
                                                                        ----------   ----------       -----              -----
       S,G&A Expense:

 6      - General Corporate Expense (GCE)                         69%          194          115         1.6%               1.1%


 7      - (Gains) on Sale of Corporate Fixed Assets, Net                        (7)          (3)       -0.1%               0.0%


 8      - Accelerated Benefit Expense, Net                                       -           16         0.0%               0.2%

 9      - All Other                                               11%        1,824        1,648        15.1%              15.6%
                                                                        ----------   ----------       -----              -----
10      - Total S,G&A Expense                                     13%        2,011        1,776        16.7%              16.8%
                                                                        ----------   ----------       -----              -----
11     Goodwill Impairment Charge                                              168           53         1.4%               0.5%

12     (Income) Regarding Litigation Settlement                  -58%          (30)         (72)       -0.2%              -0.7%

13     Other Income (Expense), Net                               -75%          (51)        (204)       -0.4%              -1.9%

14     Income from Continuing Operations Before Income Taxes
          and Minority Interest (5+13)                            19%        1,518        1,280        12.6%              12.1%

15     Income Taxes                                               19%          569          477         4.7%               4.5%
          (Tax Rate)                                                          37.5%        37.3%
                                                                        ----------   ----------       -----              -----
16     Income from Continuing Operations Before Minority
         Interest                                                 18%          949          803         7.9%               7.6%

17     Minority Interest                                                       (19)         (13)       -0.2%              -0.1%
                                                                        ----------   ----------       -----              -----
18     Income from Continuing Operations                          18%          930          790         7.7%               7.5%

19     (Loss) Income from Discontinued Operations, Net of
          Income Taxes                                                         (37)          16        -0.3%               0.2%
                                                                        ----------   ----------       -----              -----
20     Net Income                                                 11%   $      893   $      806         7.4%               7.6%
                                                                        ==========   ==========       =====              =====

       Earnings Per Common Share (Diluted):
            Income from Continuing Operations                     27%   $     2.04   $     1.61
            (Loss) Income from Discontinued Operations,
               Net of Income Taxes                                           (0.08)        0.03
                                                                        ----------   ----------
            Net Income                                            19%   $     1.96   $     1.64
                                                                        ==========   ==========

       Average (Diluted) Common Shares                            -7%          456          491

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                     December 31,    December 31,
                                                         2004            2003
                                                     ------------    ------------
ASSETS
Current Assets:
   Cash and Cash Investments                          $    1,256      $      795
   Accounts and Notes Receivable, Net                      1,732           1,674
   Inventories                                             1,132           1,019
   Prepaid Expenses and Other                                282             316
                                                      ----------      ----------
      Total Current Assets                                 4,402           3,804

Property and Equipment, Net                                2,272           2,339
Goodwill                                                   4,408           4,491
Other Intangible Assets, Net                                 326             344
Assets Held for Sale                                         163               -
Other Assets                                                 970           1,171
                                                      ----------      ----------
      Total Assets                                    $   12,541      $   12,149
                                                      ==========      ==========

LIABILITIES

Current Liabilities:
   Notes Payable                                      $       80      $      334
   Accounts Payable                                          837             715
   Accrued Liabilities                                     1,230           1,050
                                                      ----------      ----------
      Total Current Liabilities                            2,147           2,099

Long-Term Debt                                             4,187           3,848
Liabilities Held for Sale                                     44               -
Deferred Income Taxes and Other                              740             746
                                                      ----------      ----------
      Total Liabilities                                    7,118           6,693

SHAREHOLDERS' EQUITY                                       5,423           5,456
                                                      ----------      ----------
      Total Liabilities and Shareholders' Equity      $   12,541      $   12,149
                                                      ==========      ==========

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                             Three Months Ended December 31,
                                                             -------------------------------
                                                                2004                  2003
                                                             ----------           ----------
Consolidated Net Sales, as reported                          $    3,034           $    2,768
   - Acquisitions                                                    (7)                   -
                                                             ----------           ----------
Consolidated Net Sales (excl. acquisitions)                  $    3,027           $    2,768
                                                             ==========           ==========

North American Net Sales, as reported                        $    2,450           $    2,269
   - Acquisitions                                                    (7)                   -
                                                             ----------           ----------
North American Net Sales (excl. acquisitions)                $    2,443           $    2,269
                                                             ==========           ==========

International Net Sales, as reported                         $      584           $      499
   - Acquisitions                                                     -                    -
                                                             ----------           ----------
International Net Sales (excl. acquisitions)                        584                  499
   - Currency Translation                                           (49)                   -
                                                             ----------           ----------
International Net Sales (excl. acquisitions & currency)      $      535           $      499
                                                             ==========           ==========

                                                                Years Ended December 31,
                                                             -------------------------------
                                                                2004                 2003
                                                             ----------           ----------
Consolidated Net Sales, as reported                          $   12,074           $   10,571
   - Acquisitions                                                   (46)                   -
                                                             ----------           ----------
Consolidated Net Sales (excl. acquisitions)                  $   12,028           $   10,571
                                                             ==========           ==========

North American Net Sales, as reported                        $    9,879           $    8,763
   - Acquisitions                                                   (46)                   -
                                                             ----------           ----------
North American Net Sales (excl. acquisitions)                $    9,833           $    8,763
                                                             ==========           ==========

International Net Sales, as reported                         $    2,195           $    1,808
   - Acquisitions                                                     -                    -
                                                             ----------           ----------
International Net Sales (excl. acquisitions)                      2,195                1,808
   - Currency Translation                                          (209)                   -
                                                             ----------           ----------
International Net Sales (excl. acquisitions & currency)      $    1,986           $    1,808
                                                             ==========           ==========

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                               THREE MONTHS ENDED DECEMBER 31,
                                             -----------------------------------
                                                  2004                2003
                                             --------------     ----------------
                                               $     Margin       $     Margin
                                             ------  ------     -----   --------
Operating Profit, As Reported                $  214     7.1%    $ 336       12.1%
(Income) Regarding Litigation Settlement          -                (1)
Goodwill Impairment Charge                      168                48
                                             ------             -----
Operating Profit, As Reconciled              $  382    12.6%    $ 383       13.8%
                                             ======             =====

                                                    YEARS ENDED DECEMBER 31,
                                             -----------------------------------
                                                   2004               2003
                                             ----------------   ----------------
                                                $    Margin       $     Margin
                                             ------  --------   ------  --------
Operating Profit, As Reported                $1,569    13.0%    $1,484     14.0%
Goodwill Impairment Charge                      168                 53
European Charges                                  -                 54
Accelerated Benefit Expense, Net                  -                 16
(Income) Regarding Litigation Settlement        (30)               (72)
                                             ------             ------
Operating Profit, As Reconciled              $1,707    14.1%    $1,535     14.5%
                                             ======             ======

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                     YEARS ENDED DECEMBER 31,
                                                     ------------------------
                                                        2004          2003
                                                        ----          ----
Operating Profit from Continuing Operations          $    1,569    $    1,484
Goodwill Impairment Charge                                  168            53
European Charges                                              -            54
Accelerated Benefit Expense, Net                              -            16
(Income) Regarding Litigation Settlement                    (30)          (72)
                                                     ----------    ----------

Operating Profit, As Reconciled                      $    1,707    $    1,535
                                                     ==========    ==========

                                                                                AT DECEMBER 31,
                                                                 -------------------------------------------
                                                                    2004            2003            2002
                                                                    ----            ----            ----
Shareholders' Equity, As Reported                                $    5,423      $    5,456      $    5,294
Goodwill Impairment Charge (after tax)                                  141              47              92
European Charges (after tax)                                              -              38               -
(Income) from Planned Disposition of a Business (after tax)               -               -             (10)
Accelerated Benefit Expense, Net (after tax)                              -              10               -
(Income) Charge Regarding Litigation Settlement, Net (after
 tax)                                                                   (19)            (45)             92
                                                                 ----------      ----------      ----------

Shareholders' Equity, As Reconciled                              $    5,545      $    5,506      $    5,468
                                                                 ==========      ==========      ==========

NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided to explain the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months) divided by the total of average debt (net of average cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)

                                                             Three Months Ended
                                                                December 31,
                                                          ---------------------------
                                                             2004            2003
                                                             ----            ----
Net Sales                                                 $       55      $       94
                                                          ==========      ==========

Income (Loss) Before Income Taxes                         $        1      $      (82)
Loss on Disposal of Discontinued Operations, Net                  (2)             (1)
                                                          -----------     -----------
(Loss) Income Before Income Taxes                         $       (1)            (83)
Income Tax Credit                                                  -              21
                                                          ----------      ----------
Loss From Discontinued Operations, After Income Taxes     $       (1)     $      (62)
                                                          ==========      ==========

                                                                  Years Ended
                                                                 December 31,
                                                          --------------------------
                                                             2004           2003
                                                             ----           ----
Net Sales                                                 $      357      $      563
                                                          ==========      ==========

Income (Loss) Before Income Taxes                         $       29      $      (43)
Gain on Disposal of Discontinued Operations, Net                 106              89
Impairment Charge for Assets Held for Sale                      (139)              -
                                                          ----------      ----------
(Loss) Income Before Income Taxes                                 (4)             46
Income Taxes                                                     (33)            (30)
                                                          ----------      ----------
(Loss) Income From Discontinued Operations, After Income
  Taxes                                                   $      (37)     $       16
                                                          ==========      ==========

NOTE:

The unusual relationship between income tax and (loss) income before income taxes (including the impairment charge for assets held for sale and the net gain on disposals) in 2004 results primarily from the expected loss providing no current tax benefit in the countries where the loss is anticipated to be incurred and from the expensing of deferred tax assets of the discontinued operations which are no longer expected to be realized.